Exhibit 99.1

THE TILE SHOP REPORTS FIRST QUARTER 2017 RESULTS

4.9% Comparable Store Sales Growth

70.3% Gross Margin

15.1% Operating Income Growth

22.9% Adjusted EBITDA Margin and 9.4% Adjusted EBITDA Growth

Diluted Earnings per Share of $0.15, growth of 15.4%

Non-GAAP Diluted Earnings per Share of $0.16, growth of 14.3%

MINNEAPOLIS – April 18, 2017 – Tile Shop Holdings, Inc. (NASDAQ: TTS) (the “Company”), a specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories, today announced results for its first quarter ended March 31, 2017.

Net sales grew 8.8% to $92.1 million for the first quarter ended March 31, 2017 compared with $84.7 million for the first quarter ended March 31, 2016. The $7.4 million increase in net sales was due to a comparable store sales increase of 4.9%, or $4.0 million, and incremental net sales of $3.4 million from stores not included in the comparable store base. Comparable store sales growth for the first quarter of 2016 was 13.2%.

“We are very pleased to report a strong start to 2017,” said Chris Homeister, CEO.  “The continued effort and dedication from our teams to provide exceptional service to homeowners and professionals on their home improvement projects led to a successful quarter for our business across all key metrics. We are excited to build upon our first quarter accomplishments as we seek to deliver significant growth in sales, operating margins and earnings per share throughout 2017.”

Gross margin for the first quarter of 2017 was 70.3% compared with 70.5% for the first quarter of 2016.

Selling, general and administrative costs for the first quarter of 2017 were $51.2 million compared with $47.9 million for the first quarter of 2016. The $3.3 million increase was primarily driven by the costs associated with opening and operating new stores and variable expenses associated with revenue growth.

The Company opened 3 new retail stores in the first quarter of 2017, consisting of its 7th New Jersey location in Oakhurst, NJ, its 3rd location in the Phoenix, AZ metro area and its 5th location in Maryland in Bel Air, MD.  As of March 31, 2017 the Company operates 126 stores in 31 states and the District of Columbia.

Non-GAAP Information

The Company presents non-GAAP net income and Adjusted EBITDA to provide useful information to investors regarding the Company’s normalized operating performance.

On a non-GAAP basis, net income for the first quarter of 2017 was $8.2 million compared with $7.2 million for the first quarter of 2016.  Non-GAAP diluted earnings per share for the first quarter of 2017 were $0.16 compared with $0.14 for the first quarter of 2016, representing 14.3% growth. See the “Non-GAAP Income Reconciliation” table and the “Non-GAAP Financial Measures” section below for a reconciliation of GAAP to non-GAAP income.

Non-GAAP Income Reconciliation

	Three Months Ended
	March 31, 2017			March 31, 2016
($ in thousands, except share and per share data)	Pretax	Net of Tax	Per Share Amounts	Pretax	Net of Tax	Per Share Amounts
GAAP income	$13,084	$8,009	$0.15	$11,217	$6,758	$0.13
Special charges:
Shareholder and other litigation costs	351	215	0.00	697	420	0.01
Non-GAAP income(1)	$13,435	$8,224	$0.16	$11,914	$7,178	$0.14

(1) Amounts may not foot due to rounding.

Adjusted EBITDA for the first quarter of 2017 was $21.1 million compared with $19.3 million for the first quarter of 2016, representing 9.4% growth. See the “Adjusted EBITDA Reconciliation” table and the “Non-GAAP Financial Measures” section below for a reconciliation of GAAP net income to Adjusted EBITDA.

Adjusted EBITDA Reconciliation

	Three Months Ended
($ in thousands)	March 31,
	2017	2016
GAAP net income	$8,009	$6,758
Interest expense	485	570
Income taxes	5,075	4,459
Depreciation and amortization	6,336	5,571
Special charges(1)	351	697
Stock-based compensation	842	1,229
Adjusted EBITDA	$21,098	$19,284

(1) Shareholder and other litigation costs.

Financial Guidance

The Company is reaffirming all expectations for full year 2017 based on past performance, anticipated new store openings and current economic conditions.

For the full year ending December 31, 2017 the Company expects:

($ in millions, except per share data)	2017	2016
Net Sales	$350 - $370	$324.2
Comparable Store Sales Change	low to mid single digits	7.6%
Gross Margin % of Net Sales	approx. 70%	70.0%
Depreciation & Amortization	approx. $27	$23.0
Stock Based Compensation	approx. $3.5	$4.3
Effective Tax Rate	approx. 40%	41.1%
Special Charges	approx. $0.5	$7.6
Earnings Per Share (GAAP)	$0.49 - $0.56	$0.36
Non-GAAP Earnings Per Share	$0.50 - $0.57	$0.45
Adjusted EBITDA	$74 - $80	$68.0
Fully Diluted Shares Outstanding	approx. 52 million	51.9 million
New Stores	12 to 15	9
Capital Expenditures	$30 to $35	$27.3

See the “Non-GAAP Income Guidance Reconciliation” table and the “Adjusted EBITDA Guidance Reconciliation” table on the final page of this release for a reconciliation of these Non-GAAP measures to the comparable GAAP measures.

Webcast and Conference Call

The Company will host a conference call via live webcast for investors and other interested parties beginning at 9:00 a.m. Eastern Time on Tuesday, April 18, 2017. Participants may access the live webcast by visiting the Company’s Investor Relations page at www.tileshop.com. The call can also be accessed by dialing (844) 421-0597, or (716) 247-5787 for international participants. A webcast replay of the call will be available on the Company’s Investor Relations page at www.tileshop.com.

Additional details can be located at www.tileshop.com under the Financial Information – SEC Filings section of the Company’s Investor Relations page.

About The Tile Shop

The Tile Shop is a leading specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories in the United States. The Company offers a wide selection of high quality products, exclusive designs, knowledgeable staff and exceptional customer service, in an extensive showroom environment with up to 50 full-room tiled displays which are enhanced by the complimentary Design Studio – a collaborative platform to create customized 3D design renderings to scale, allowing customers to bring their design ideas to life. The Tile Shop currently operates 126 stores in 31 states and the District of Columbia, with an average size of 20,900 square feet and sells products online at www.tileshop.com.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and Twitter.

Non-GAAP Financial Measures

The Company calculates Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adjusting for interest expense, income taxes, depreciation and amortization, stock based compensation and special charges related to litigation, including shareholder and other litigation.  Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. Non-GAAP net income excludes special charges related to litigation costs, including shareholder and other litigation, and is net of tax.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes.  These measures are used in monthly financial reports prepared for management and the Board of Directors.  The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.  The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements.  In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results.  The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance (including the financial performance of new stores).  Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores.  The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.  Investors are referred to the most recent reports filed with the SEC by the Company.

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except share data)

	(Unaudited)	(Audited)
	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$13,589	$6,067
Restricted cash	3,000	3,000
Trade receivables, net	2,973	2,414
Inventories	69,280	74,295
Income tax receivable	378	1,670
Other current assets, net	4,332	8,755
Total Current Assets	93,552	96,201
Property, plant and equipment, net	144,945	141,037
Deferred tax assets	20,168	21,391
Long-term restricted cash	2,612	3,881
Other assets	2,452	2,763
Total Assets	$263,729	$265,273

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$18,504	$20,321
Current portion of long-term debt	6,922	6,286
Income tax payable	2,716	120
Other accrued liabilities	25,693	33,461
Total Current Liabilities	53,835	60,188
Long-term debt, net	20,272	22,126
Capital lease obligation, net	668	697
Deferred rent	38,234	37,595
Other long-term liabilities	5,536	5,768
Total Liabilities	118,545	126,374

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 51,629,260 and 51,607,143 shares, respectively	5	5
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in-capital	186,850	185,998
Accumulated deficit	(41,630)	(47,058)
Accumulated other comprehensive loss	(41)	(46)
Total Stockholders' Equity	145,184	138,899
Total Liabilities and Stockholders' Equity	$263,729	$265,273

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

($ in thousands, except share, and per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Net sales	$92,135	$84,714
Cost of sales	27,390	25,009
Gross profit	64,745	59,705
Selling, general and administrative expenses	51,212	47,949
Income from operations	13,533	11,756
Interest expense	(485)	(570)
Other income	36	31
Income before income taxes	13,084	11,217
Provision for income taxes	(5,075)	(4,459)
Net income	$8,009	$6,758

Income per common share:
Basic	$0.16	$0.13
Diluted	$0.15	$0.13

Weighted average shares outstanding:
Basic	51,523,627	51,359,167
Diluted	52,140,945	51,666,432

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Gross margin rate	70.3%	70.5%
SG&A expense rate	55.6%	56.6%
Income from operations margin rate	14.7%	13.9%
Adjusted EBITDA margin rate	22.9%	22.8%

Non-GAAP Income Guidance Reconciliation

(1) Shareholder and other litigation costs.

	2017 Guidance
	Low End			High End
($ in millions, except share and per share data)	Pretax	Net of Tax	Per Share Amounts	Pretax	Net of Tax	Per Share Amounts
GAAP income	$42	$25	$0.49	$49	$29	$0.56
Special charges(1)	0.5	0	0.01	0.5	0	0.01
Non-GAAP income(2)	$43	$26	$0.50	$49	$29	$0.57

(1) Shareholder and other litigation costs.

(2) Amounts may not foot due to rounding.

Adjusted EBITDA Guidance Reconciliation

	2017 Guidance
($ in millions)	Low End	High End
GAAP Net Income	$25	$29
Interest expense	1	1
Income taxes	17	19
Depreciation and amortization	27	27
Special charges(1)	0.5	0.5
Stock based compensation	3.5	3.5
Adjusted EBITDA(2)	$74	$80

(1) Shareholder and other litigation costs.

(2) Amounts may not foot due to rounding.

Contacts:

Investors and Media:

Adam Hauser

763-852-2950

investorrelations@tileshop.com